Exhibit 16.1

June 30, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Whole Earth Brands Inc. (formerly known as Act II Global Acquisition Corp.) under Item 4.01 of its Form 8-K filed on June 30, 2020. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Whole Earth Brands Inc. (formerly known as Act II Global Acquisition Corp.) contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp